I-STORM, INC.

                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of January 12, 2000, by and between I-STORM, INC., a Nevada corporation (the "Company") and Computer Associates International, Inc. (hereinafter referred to as "CA").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of up to 500,000 shares of its Series D Cumulative Convertible Preferred Stock (the "Shares" or "Series D Preferred Stock");

         WHEREAS, CA desires to purchase a portion of the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to CA on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE.

            1.1 AUTHORIZATION OF SHARES. On or prior to each Closing (as defined below), the Company shall have authorized (i) the sale and issuance to CA of the Shares and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of the Company in the form attached hereto as EXHIBIT A (the "Certificate of Designations").

            1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at each Closing the Company hereby agrees to issue and sell to CA and CA agrees to purchase from the Company 40,817 Shares, at a purchase price of twelve dollars and twenty-five cents ($12.25) per share for an aggregate purchase price of $500,000, subject to adjustment as set forth herein. The total number of shares to be purchased is 163,268 and the aggregate purchase price for all Shares to be purchased under this Agreement is $2,000,000.

            1.3 CA PURCHASES DEPENDENT UPON EXECUTION OF E-COMMERCE PARTNERSHIP AGREEMENTS. Upon the execution of this agreement, CA agrees to purchase 40,817 Shares (the "Initial Closing"). After the Initial Closing, within five business days of the execution and delivery by the Company of each of three qualifying E-Commerce and Sales Marketing Agreements with a third party involved in e-commerce (a "Qualifying Partnership Agreement"), CA agrees to purchase an additional 40,817 Shares (each a "Subsequent Closing"). In order to qualify as a Qualifying Partnership Agreement, not less than 10 days prior to the execution of a proposed Qualifying Partnership Agreement, the Company shall provide CA with the terms of the proposed Qualifying Partnership Agreement and CA shall,

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exercising reasonable business judgment, have the option to deem the agreement a
Qualifying Partnership Agreement no later than five days after the Company has provided to CA the terms of such proposed Qualifying Partnership Agreement. Upon the purchase of Shares after the third Qualifying Partnership Agreement at the third Subsequent Closing, CA's obligation to purchase any more Shares and the Company's obligation to sell any more Shares will cease.

            1.4 PURCHASE PRICE PER SHARE; ADJUSTMENTS FOR CHANGE IN CAPITAL STOCK. The purchase price for the Shares shall initially be $12.25 per Share (the "Purchase Price"), PROVIDED; that if the Company (i) subdivides the Series D Preferred Stock into a greater number of shares or (ii) combines its outstanding shares of Series D Preferred Stock into a smaller number of shares, then with respect to any Closing that has not yet taken place: (i) the Purchase Price and (ii) the number of Shares to be purchased at such Closing (and each Subsequent Closing after such Closing) shall be proportionately adjusted so that CA will receive the aggregate number of Shares which it would have owned immediately following such action if the Closing had taken place immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur and shall be independent and not in lieu of any adjustment to the conversion rate described in the Certificate of Designations.

         2. CLOSING, DELIVERY AND PAYMENT.

            2.1 CLOSING. Each closing of the sale and purchase of the Shares under this Agreement shall take place either at the Initial Closing or a Subsequent Closing (each a "Closing") at the time specified in Section 1.3 above, or at such other time, and at such place, as the Company and CA may mutually agree (each such date is hereinafter referred to as a "Closing Date").

            2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to CA certificates representing the number of Shares to be purchased at the Closing by CA pursuant to the terms of this Agreement, against payment of the purchase price therefor in immediately available funds by check or wire transfer made payable to the order of the Company, cancellation of indebtedness which the parties agree is owing to CA by the Company, or any combination of the foregoing; provided, however that, anything to the contrary herein notwithstanding, in the event that any Closing shall occur hereunder after the date on which all of the Company's outstanding Series D Preferred Stock has been converted into Common Stock in accordance with the Certificate of Designations, then the "Shares" to be issued and delivered at such Closing shall be that number of shares of Common Stock into which the number of shares of Series D Preferred Stock otherwise deliverable at such Closing would have been converted if they had been outstanding on such conversion date.

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         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to CA as of the date of this Agreement as follows:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to execute and deliver this Agreement and the Registration Rights Agreement in the form attached hereto as EXHIBIT B (the "Registration Rights Agreement") ((i) the Registration Rights Agreement, (ii) this Agreement, (iii) the Certificate of Designations, (iv) the License Agreement and the Professional Services Agreement dated the date hereof between the Company and CA, together with all Order Forms and Addendum thereto (collectively the "Products and Services Agreements") and (v) all exhibits, schedules and other agreements entered into in connection with all of the foregoing are collectively the "Transaction Documents"), to issue and sell the Shares and to carry out the provisions of the Transaction Documents and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in corporate and tax good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the business, liabilities, properties, assets, prospects, operations, results of operations and/or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

            3.2 SUBSIDIARIES. The Company owns all outstanding shares in the following wholly-owned subsidiaries (collectively the "Subsidiaries"): LVL Communications Corporation, a California corporation. Other than the Subsidiaries, the Company owns no equity securities of any other corporation, limited partnership or similar entity, and is not a participant in any joint venture, partnership or similar arrangement except those arrangements made pursuant to e-commerce and sales and marketing agreements (whether or not such agreements are deemed Qualifying Partnership Agreements).

            3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the first Closing, will consist of 25,000,000 shares of Common Stock, (par value $0.01) per share and 3,525,000 shares of Preferred Stock, (par value $0.01), of which 600,000 are designated Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") ; 1,700,000 are designated Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"); and 1,225,000 are designated Series C Cumulative Convertible Preferred Stock ("Series C Preferred Stock"). Immediately prior to the effective date of this Agreement, 5,460,449 shares of Common Stock, 0 shares Series A Preferred Stock (subscribed for 600,000 shares), 407,900 shares of Series B Preferred Stock, 371,438 shares of Series C Preferred Stock and no shares of Series D Preferred Stock will be issued and outstanding. Of the authorized shares of Common Stock, (i) 1.4 million shares are reserved for issuance to employees pursuant to the 1998-A Incentive Stock Option and Non-Statutory Option Plan (the "1998 A-Plan") and 1.5 million shares are reserved for issuance to employees pursuant to the Company's 1998-B Incentive Stock Option and

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Non-Statutory Plan (the "1998-B Plan"), (ii) 600,000 shares are reserved for issuance upon the exercise of certain warrants, (iii) 600,000 shares are reserved for issuance upon the conversion of the Series A Preferred Stock, (iv) 1,785,000 shares are reserved for issuance upon the conversion of the Series B Preferred Stock, and (v) 1,650,000 shares are reserved for issuance upon conversion of the Series C Preferred Stock. The Company intends to reserve 714,300 shares of its Common Stock for issuance upon conversion of the Series D Preferred Stock. All issued and outstanding shares of the Company's Common Stock
(a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and (c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Designations. Each series of Preferred Stock is convertible into Common Stock on the basis described in the Reports (as defined below), subject to adjustment as provided in the respective certificate of designations. The Conversion Shares have been duly and validly reserved for issuance. Other than as set forth in this Section 3.3 or as disclosed in Schedule 3.3 hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Certificate of Designations, and upon payment of the Purchase Price the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or in the Registration Rights Agreement or as otherwise required by such laws at the time a transfer is proposed.

            3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto and pursuant to the Certificate of Designations has been taken or will be taken prior to each Closing. The Transaction Documents, when executed and delivered, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by: (i) applicable principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights, provided, that the Bankruptcy (as defined below) shall not effect the enforceability of the Transaction Documents and (iii) limitations on the enforceability of the indemnification provisions of the Registration Rights Agreement under federal and New York law. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

            3.5 SEC AND OTHER DOCUMENTS; UNDISCLOSED LIABILITIES. (a) The Company has filed, and has provided to CA, (i) all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the Securities and Exchange Commission (the "SEC") since July 17, 1998 and
(ii) all offering documents relating to the issuance of any securities of the

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Company since December 11, 1998, together with all supplements and exhibits and schedules thereto (collectively, the "Reports"). As of their respective dates, the Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be (if applicable), and the rules and regulations of the SEC promulgated thereunder applicable to such Reports, except with respect to the late filing of certain Reports as described in Schedule 3.5 hereto, and none of the Reports when filed or distributed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Reports comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are complete and correct and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, (i) in the case of unaudited statements, to normal year-end audit adjustments and (ii) to any comments of the SEC which have been previously furnished to CA).

                (b) The Company has no liabilities other than (i) liabilities disclosed in the Reports and (ii) current liabilities incurred in the ordinary course of business which would not have, either in any individual case or in the aggregate, a Material Adverse Effect.

            3.6 AGREEMENTS; ACTION.

                (a) Except as set forth in Schedule 3.6 hereto, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) indemnification by the Company with respect to infringements of proprietary rights.

                (b) The Company has not (i) made any loans or advances to any person, other than ordinary advances for travel expenses, or (ii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            3.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salaries or directors or consultants fees, which are described in Schedule 3.7, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

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            3.8 CHANGES. Except as set forth on Schedule 3.8 or as disclosed in the Company's Form 10-KSB/A for the fiscal year ended December 31, 1998, as filed on December 16, 1999, there has not been since December 31, 1998:

                (a) a Material Adverse Effect or any event relating to the operation of the Company which could reasonably be expected to have a Material Adverse Effect;

                (b) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                (c) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                (d) Any waiver by the Company of a valuable right or of a material debt owed to it;

                (e) Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company, other than employee advances made in the ordinary course of business;

                (f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

                (g) Any declaration or payment of any dividend or other distribution of the assets of the Company;

                (h) Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                (i) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets or any sale, assignment or transfer of any other assets except in the ordinary course of business;

                (j) Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

                (k) Any change in any accounting method used by the Company other than as disclosed in the Reports.

            3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Reports, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from

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taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business, none of which are material in amount. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

            3.10 PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes and, to the best of its knowledge, all patents necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. No person has made or, to the knowledge of the Company, threatened to make any claim alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

            3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Certificate of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, any statute, rule or regulation applicable to the Company which would have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement, and the other Transaction Documents and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate of Designations, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

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            3.12 LITIGATION. There is no action, suit, proceeding or
investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, or the other Transaction Documents or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in a Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Each action, suit, proceeding or investigation that is pending or, to the Company's knowledge, threatened against the Company is set forth on Schedule 3.12 hereto, together with a description thereof. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

            3.13 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before each Closing as it occurs have been paid or will be paid prior to the time they become delinquent. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

            3.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement with the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as set forth in Schedule 3.14, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

            3.15 REGISTRATION RIGHTS. Except as required pursuant to the Registration Rights Agreement or as listed in Schedule 3.15, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in the Registration Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

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            3.16 COMPLIANCE WITH LAWS; PERMITS. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or, to the knowledge of the Company, any foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after each Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

            3.17 OFFERING VALID. Assuming the accuracy of the representations and warranties of CA contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares and Conversion Shares to any person or persons so as to bring the sale of such Shares or Conversion Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

            3.18 INSURANCE. The Company has in effect the insurance policies listed on Schedule 3.18.

            3.19 CONTRACTS.

                (a) Except as set forth in the Schedule 3.19 hereto, as of the Initial Closing Date, the Company is not a party to any written or oral: (i) pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan or any contract with any labor union; (ii) contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any asset of the Company, (iii) contract pursuant to which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company; (iv) warranty contract (other than its standard form of warranty contract or otherwise delivered to counsel to CA) with respect to its services rendered or its products sold or leased; (v) contract or non-competition provision in any contract prohibiting it from freely engaging in any business or competing anywhere in the world; (vi) employment, consulting, sales, commissions, advertising or marketing contracts (other than its standard form of such agreements or otherwise delivered to counsel to CA); (vii)

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contracts providing for "take or pay" or similar unconditional purchase or payment obligations; or (viii) contract that requires the consent of any party in connection with the execution, delivery or performance of the Transaction Documents.

                (b) The Company's subsidiary, LVL Communications Corporation, reorganized pursuant to Chapter Eleven of the Bankruptcy Code following the approval of a Plan of Reorganization, without creditor objection, on April 16, 1998, by the United States Bankruptcy Court for the Northern District of California (such reorganization, together with all proceedings in connection therewith, the "Bankruptcy"). Since July 17, 1998, the date upon which LVL became a wholly owned subsidiary of the Company, the Company has not been, and currently is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any material contract to which the Company is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material contract to which the Company is subject (including without limitation all performance bonds, warranty obligations or otherwise); the Company does not have any present expectation or intention of not fully performing all such obligations; the Company does not have any knowledge of any breach or anticipated breach by the other parties to any such contract to which it is a party.

            3.20 YEAR 2000 COMPLIANCE. To the Company's knowledge, as of the Closing Date, all Date-Sensitive Systems are Year 2000 Compliant except as such noncompliance would not have a Material Adverse Effect. "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any software that processes any Date Data and that the Company has itself developed for its internal use, or that the Company sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which the Company provides the benefit, to its customers. "Year 2000 Compliant" means that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss or any functionality or performance, including but not limited to calculating, comparing, sequencing storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

            3.21 SOFTWARE. The current software applications used by the Company in the operation of its business, as set forth and described on Schedule 3.22 hereto (the "Software"), to the extent it has been designed or developed by the Company's management information or development staff or by consultants on the Company's behalf, is original and capable of copyright protection in the United States, and the Company has complete rights to and ownership of such software. To the Company's knowledge, no part of any such software is an imitation or copy of, or infringes upon, the software of any other Person or violates or infringes upon any common law or statutory rights of any other person, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. The Company has not sold, assigned, licensed, distributed, or in any other way disposed of or encumbered the Software. The Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by the Company legitimately. All of the Company's computer hardware has legitimately-licensed software installed therein. To the Company's knowledge, the Software is free from any software defect or programming or documentation error which might have a materially adverse effect on the Company.

            3.22 CUSTOMER WARRANTIES. There are no pending, nor to the knowledge of the Company, threatened, claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the Closing Date by the Company that are not disclosed or referred to in the financial statements to the Reports and that are not fully reserved against. There is no reason to expect an increase in warranty claims in the future.

            3.23 DEALINGS WITH AFFILIATES. Schedule 3.23 sets forth a complete and accurate list, including the parties, of all oral or written contracts to which the Company is, will be or has been a party, at any time since July 17, 1998 to the Closing Date, and to which any one or more affiliates of the Company (including any employee, officer, director or shareholder holding in excess of 5% of any class of equity security of the Company on a fully-diluted basis) is also a party. Since July 17, 1998, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any affiliate (including any employee, officer, director or shareholder holding in excess of 5% of any class equity security of the Company on a fully-diluted basis) except for the payment of employee salaries and director compensation in the ordinary course of business.

            3.24 DISCLOSURE. Neither this Agreement nor any of the Exhibits and Schedules hereto, nor any written materials supplied to CA by the Company, nor the Reports as of the date they were filed with the SEC, or if not filed with the SEC, as of the date of such Report, contains any untrue statement of a material fact or omits a material fact known to the Company necessary to make each statement contained herein or therein not misleading. The reports have not been updated except as required under the Exchange Act to the extent applicable to the Reports. There is no fact which the Company has not disclosed to CA herein and of which the Company, or any of its officers, directors or executive employees is aware and which could reasonably be anticipated to have a Material Adverse Effect.

            3.25 NO BROKERS. No agent, broker, person or firm acting on behalf of the Company is or will be entitled, as a result of any action or agreement by the Company, to any commission or broker's or finder's fees from CA in connection with any of the transactions contemplated herein.

         4. REPRESENTATIONS AND WARRANTIES OF CA.

         CA hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

            4.1 REQUISITE POWER AND AUTHORITY. CA has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Registration Rights Agreement and to perform the obligations of CA hereunder and thereunder. All action on CA's part required for the lawful execution and delivery of this Agreement and the Registration Rights Agreement have been or will be effectively taken prior to each Closing. Upon their execution and delivery, this Agreement and the Registration Rights Agreement will be valid and binding obligations of CA, enforceable in accordance with their terms, except as may be limited by: (i) applicable principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights, and (iii) limitations on the enforceability of the indemnification provisions of the Registration Rights Agreement under federal and New York law

            4.2 INVESTMENT REPRESENTATIONS. CA understands that none of the Shares and the Conversion Shares has been registered under the Securities Act. CA also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act and the Rules and Regulations thereunder based in part upon CA's representations contained in this Agreement and the Registration Rights Agreement. CA hereby represents and warrants as follows:

                (a) CA BEARS ECONOMIC RISK. CA has experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. CA must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. CA understands that the Company has no present intention of registering the Shares or any shares of its Common Stock (except as contemplated by the Registration Rights Agreement). CA also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow CA to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times CA might propose.

                (b) ACQUISITION FOR OWN ACCOUNT. CA is acquiring the Securities for CA's own account for investment only, and not with a view towards their resale or distribution.

                (c) CA CAN PROTECT ITS INTEREST. CA represents that by reason of its, or of its management's, business or financial experience, CA has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Registration Rights Agreement. Further, CA is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                (d) ACCREDITED INVESTOR. CA represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (e) COMPANY INFORMATION. CA has adequately and to its own satisfaction conducted its independent due diligence and investigation of the Company. CA has received and read the Reports and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. CA has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment and to obtain any additional information which the Company possesses or can acquire without unreasonable effort and expense necessary to verify the accuracy of any information furnished by the Company. CA has received satisfactory answers to any questions asked and all information that it has requested.

                (f) RULE 144. CA acknowledges and agrees that the Shares and the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. CA has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

                (g) RESIDENCE. The office or offices of CA in which its investment decision was made is located at Islandia, New York.

            4.3 TRANSFER RESTRICTIONS. CA acknowledges and agrees that the Shares and, if issued upon conversion of the Shares, the Conversion Shares, are subject to restrictions on transfer under applicable securities laws and as set forth in the Registration Rights Agreement and herein. CA understands and agrees that the Share and Conversion Share certificates may bear a legend or legends setting forth applicable restrictions on transferability under applicable securities law and this Agreement and the registration Rights Agreement and that it will not transfer any Shares in violation of any such restrictions.

         5. CONDITIONS TO CLOSING.

            5.1 CONDITIONS TO CA'S OBLIGATIONS AT EACH CLOSING. CA's obligations to purchase the Shares at each Closing are subject to the satisfaction, at or prior to each such Closing Date, of the following conditions (any of which may be waived by CA):

                (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties of the Company contained in
Article 3 which are qualified as to materiality or Material Adverse Effect shall be true and correct, subject to such qualification, at and as of each Closing Date as if made at and as of such date, all other representations and warranties of the Company shall be true and correct as of each Closing Date as if made at and as of such date except where the failure of such representation or warranty to be true and correct would not have a Material Adverse Effect. The Company shall have performed and complied with all material agreements and conditions herein required to be performed or complied with by it on or before such Closing.

                (b) LEGAL INVESTMENT. On such Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which CA and the Company are subject.

                (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Transaction Documents.

                (d) CORPORATE DOCUMENTS. The Company shall have delivered to CA or its counsel, copies of all corporate documents of the Company as CA shall reasonably request.

                (e) RESERVATION OF CONVERSION SHARES. The Conversion Shares shall have been duly authorized and reserved for issuance upon such conversion or exercise.

                (f) COMPLIANCE CERTIFICATE. The Company shall have delivered to CA a Compliance Certificate, executed by the President of the Company, dated such Closing Date, to the effect that the conditions specified in subsections
(a), (c) and (e) of this Section 5.1 have been satisfied.

                (g) TRANSACTION DOCUMENTS. The Company shall have executed this Agreement and the Registration Rights Agreement, and shall have filed the Certificate of Designations with the Nevada Secretary of State, or other appropriate authority.

                (h) LEGAL OPINION. CA shall have received from DeMartino, Finkelstein, Rosen & Virga an opinion addressed to it, dated as of such Closing Date, in substantially the form attached hereto as EXHIBIT C.

                (i) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the CA and its counsel, and CA and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                (j) COMPLIANCE WITH SECURITIES LAWS; CONTINUED LISTING. The Company shall have complied with applicable securities laws and its common stock shall be quoted on the NASD OTC Electronic Bulletin Board ("OTCBB").

                (k) QUALIFYING PARTNERSHIP AGREEMENTS. The Company shall have entered into a Qualifying Partnership Agreement relating to such Closing and such Qualifying Partnership Agreement shall be in full force and effect and the Company shall not be in breach thereof. CA agrees that the Company has executed and delivered a Qualifying Partnership Agreement acceptable to CA relating to the Initial Closing.

                (l) PRODUCTS AND SERVICES AGREEMENTS. The Products and Services Agreements between the Company and CA, dated as of the date hereof, together with any Order Forms and Addendum thereto, shall be executed simultaneously with the Initial Closing and at each Subsequent Closing such documents shall be in full force and effect and neither the Company nor CA shall be in breach thereof.

            5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions (any of which may be waived by the Company):

                (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of CA contained in Article 5 which are qualified as to materiality or Material Adverse Effect shall be true and correct at and as of each Closing Date as if made at and as of such date, all other representations and warranties of CA shall be shall be true and correct as of each Closing Date as if made at and as of such date except where the failure of such representation or warranty to be true and correct would not have a Material Adverse Effect.

                (b) PERFORMANCE OF OBLIGATIONS. CA shall have performed and complied with all material agreements and conditions herein required to be performed or complied with by CA on or before such Closing.

                (c) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been executed and delivered by CA.

                (d) LEGAL INVESTMENT. On such Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which CA and the Company are subject.

         6. COVENANTS.

            6.1 COMPLIANCE WITH TRANSACTION DOCUMENTS. Each of the parties shall observe or comply with each of its respective covenants set forth in each of the Transaction Documents.

            6.2 FURTHER ASSURANCES. Each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents as expeditiously as practicable and to ensure that the conditions set forth in Articles 4 and 5 are satisfied. In case at any time after any Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or any of the other Transaction Documents, each of the parties to this Agreement shall take or cause to be taken all such necessary action, including the execution and delivery of such further instruments and documents, including but not limited to the issuance of securities to CA, as may be reasonably requested by either party for such purposes or otherwise to complete or perfect the contemplated transactions.

            6.3 ACCESS AND INFORMATION. During the term of this Agreement, the Company shall permit CA and its representatives and agents to have access to the Company's and its Subsidiaries' offices and the Company's officers, counsel, auditors, books and records, and the opportunity to investigate the Company's and its Subsidiaries' title to property and the condition and nature of its assets, business and liabilities, in each case upon reasonable notice and during normal business hours; subject to agreement by CA to treat as confidential all proprietary, confidential and trade secret information of the Company.

            6.4 BOARD MEMBERS. The Company agrees that immediately after the Initial Closing Date, it will use its best efforts to cause at least one individual designated by CA to be elected to the Company's Board of Directors as soon as possible thereafter (the "CA Designee"). Thereafter the Company shall use its best efforts to cause the CA Designee to be reelected to the Board of Directors. Neither the right to enforce the Company's obligation nor the right to designate a member of the Board is assignable, whether on a sale or transfer of the Shares or Conversion Shares or otherwise.

            6.5 SERIES A PREFERRED STOCK. The Company shall use its best efforts to obtain the consent of the requisite number of holders and shares of Series A Cumulative Convertible Preferred Stock to (i) the issuance of the Series D Preferred Stock upon the terms described in the Certificate of Designations (ii) the payment of all dividends in connection therewith and (iii) such other matters as CA may reasonably request (the "Series A Consent"). The Company shall provide CA with a draft of any form proposed to be used in connection with such consent and to incorporate any comments CA may reasonably have to such form.

         7. TERMINATION.

TERMINATION. This Agreement may be terminated at any time (a) by mutual consent of the Company and CA, (b) by the Company (i) upon the failure of CA to perform or comply in all material respects with any of its covenants or agreements contained herein or in the Transaction Documents (ii) if any representation or warranty of CA shall not have been true and correct in any material respect as of the time at which it was made, (c) by CA (i) upon the failure of the Company to perform or comply in all material respects with any of its covenants or agreements contained herein or in the Transaction Documents, (ii) if any representation or warranty of the Company shall not have been true and correct in any material respect as of the time at which it was made, (iii) if the Company shall commence (by petition, application, or otherwise) a voluntary case or other proceeding under the laws of any jurisdiction or an involuntary case or other proceeding shall be commenced under the laws of any jurisdiction against the Company seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, self-trusteeship, receiver, custodian, or other similar official of it or any substantial part of its property, or shall consent (by answer or failure to answer or otherwise) to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make an assignment for the benefit of creditors, or shall generally not pay its debts as they become due, or shall take any action to authorize any of the foregoing, (iv) if the third Subsequent Closing does not occur prior to December 31, 2000 or (v) if the Series A Consent is not obtained before March 1, 2000; PROVIDED, however, that no party may terminate this Agreement if such party has failed to comply with its material obligations under this Agreement; PROVIDED, FURTHER, that this Agreement shall automatically terminate without any further action on the part of CA if any of the events in
Section 7.1(c)(iii) occur.

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

Termination by any party shall not be deemed to be a waiver of any claim such party may have against the other party hereunder or under the other Transaction Documents. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations under sections 6.3, 6.5, 8.1, 8.2, 8.3, 8.8, 8.9 and 8.10 will survive the termination of this Agreement. Nothing in this Section shall relieve any party of any liability for a breach of this Agreement prior to its termination.

         8. MISCELLANEOUS.

            8.1 GOVERNING LAW; CONSENT TO JURISDICTION. (a) This Agreement shall be governed in all respects by the laws of the State of New York without regards to conflicts of laws; provided that, with respect to matters of corporate law, the laws of the state in which the Company is incorporated shall govern.

            (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, and the Company hereby waives to the fullest extent permitted by law any objection which it may have to the laying of venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum.

            8.2 SURVIVAL; INDEMNIFICATION. (a) The representations, warranties, covenants and agreements made herein, unless otherwise indicated by their terms shall survive any investigation made by CA and the closing of the transactions contemplated hereby for a period of three (3) years from the date hereof; PROVIDED, that Sections 3.4, 3.5, 3.17 and 4.1 shall survive indefinitely; PROVIDED, FURTHER that any claims made for indemnification made prior to the expiration of such period shall survive and not be extinguished by the expiration of such period. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby or by the other Transaction Documents shall be deemed to be representations and warranties by the Company hereunder.

            (b) The Company shall indemnify and hold CA and its directors, officers, shareholders, employees, agents and each other person which controls (within the meaning of the Securities Act) CA, harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) (collectively "Damages"), arising from any breach of or any inaccuracy in, any representations, warranties, covenants or agreements contained herein or in any of the Transaction Documents or in any schedule, certificate or exhibit to any of the Transaction Documents, PROVIDED, that such indemnification shall not include any consequential damages; PROVIDED, FURTHER, that notwithstanding anything to the contrary in this Agreement or any Schedule hereto or CA's knowledge with respect thereto, the Company's liability shall include but not be limited to consequential damages with respect to any failure to obtain the Series A Consent or any damages incurred by CA in connection with any action by the holders of Series A Cumulative Convertible Preferred Stock with respect to the Series D Preferred Stock.

            (c) CA shall indemnify and hold the Company and its directors, officers, shareholders, employees, agents and each other person which controls (within the meaning of the Securities Act) the Company harmless against all Damages, arising from any breach of or any inaccuracy in, any representations, warranties, covenants or agreements contained herein or in any of the Transaction Documents or in any schedule, certificate or exhibit to any of the Transaction Documents; PROVIDED, that such indemnification shall not include any consequential damages.

            8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares or the Conversion Shares from time to time.

            8.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Registration Rights Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            8.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, to the extent permitted by applicable law.

            8.6 AMENDMENT AND WAIVER.

                (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the outstanding Shares (treated as if converted and including any Conversion Shares issued upon conversion of the Shares that have not been sold to the public).

                (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the outstanding Shares (treated as if converted and including any Conversion Shares issued upon conversion of the Shares that have not been sold to the public).

            8.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under the Transaction Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any CA's part of any breach, default or noncompliance under the Transaction Documents or any waiver on such party's part of any provisions or conditions of the Transaction Documents, or the Certificate of Designations must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Transaction Documents, the Certificate of Designations, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

            8.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) the first business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or CA at its respective address set forth as follows or at such other address as the Company or CA respectively may designate by written notice to the other party hereto:

                  If to the Company to:

                  I-Storm Inc.
                  2440 W. El camino Real. #520
                  Mountain View, CA 94040-1400
                  Facsimilie: (650) 962-5430
                  Attn: Calbert Lai

                  With a copy to:

                  David Mishel, Esq.
                  Thelen Reid & Priest LLP
                  101 Second Street
                  San Fransisco, CA 94105-3601
                  Facsilimie: (415) 371-1211

                  If to CA to:

                  Computer Associates International, Inc
                  One Computer Associates Plaza
                  Islandia, NY 11749
                  Facsimilie: (516) 342-4866
                  Attn: Steve Woghin, Esq.

            8.9 EXPENSES; ATTORNEYS' FEES. Each party shall pay all costs and expenses incurred by it in connection with the negotiation, execution and delivery of the Transaction Documents. In the event that any dispute between the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            8.10 PUBLIC ANNOUNCEMENT. Until the termination of this Agreement and the Transaction Documents, neither the Company nor CA shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by the Transaction Documents without the consent of the other party which consent shall not be unreasonably withheld, provided that each party shall give the other parties a reasonable opportunity to review and comment thereon.

            8.11 TITLES AND SUBTITLES. The titles of the articles sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            8.13 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

IN WITNESS WHEREOF, the parties hereto have executed this SERIES D PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

I-STORM, INC.                            COMPUTER ASSOCIATES INTERNATIONAL, INC.

By:___________________________________   By:____________________________________


Name:_________________________________   Name:__________________________________


Title:________________________________   Title:_________________________________